Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-203186 on Form S-3/A of ORBCOMM Inc. of our report dated March 11, 2015, relating to the consolidated financial statements of SkyWave Mobile Communications Inc., appearing in the Current Report on Form 8-K of ORBCOMM Inc. dated April 1, 2015 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

April 10, 2015